Selected Consolidated Financial Data
Balance Sheet Data:
dollars in thousands		 Sep 30,  Jun 30,   Mar 31,    Dec 31,	 Sep 30,
				 2008	  2008	    2008       2007	 2007
Cash and cash equivalents	 $ 9,819  $14,810   $12,580    $12,285	 $ 9,598
Securities available for sale	  98,382   93,520    87,806	84,514    82,782
Loans, net			 198,266  189,053   190,079    191,488   192,158
Deposits			 251,010  249,184   239,511    242,523   242,133
Repurchase agreements		  11,090    9,710     9,784	 8,831     8,322
Federal Home Loan Bank advances	  21,000   21,000    18,000	17,000    14,000
Shareholders' equity	          34,862   34,455    35,756	34,991    34,699
Total assets	                 325,381  317,743   308,837    306,651   303,055


Income Statement Data:				  Nine Months ended
dollars in thousands, except per		Sep 30,	      Sep 30,
  share data					2008	      2007	 Change

Interest income					$12,749	      $13,391     -4.8%
Interest expense				  4,410	        5,250    -16.0%
Net interest income				  8,339	        8,141      2.4%
Provision for loan losses		 	    384     	   27       nm
Net interest income after provision for
  loan losses					  7,955         8,114     -2.0%
Noninterest income				  1,753  	1,383     26.3%
Noninterest expense		                  7,585	        8,113     -6.5%
Income before income taxes		          2,123 	1,389     52.8%
Income taxes		                            544	          281     93.6%
Net income					 $1,579	       $1,108     42.5%
Earnings per share
  Basic and diluted		                  $0.72	        $0.50     44.0%
Weighted average shares outstanding	      2,203,499	    2,234,488


Income Statement Data:				 Three Months ended
dollars in thousands, except per		Sep 30,	      Sep 30,
  share data					2008	      2007	 Change

Interest income					$4,283	      $4,497      -4.8%
Interest expense				 1,451	       1,756     -17.4%
Net interest income				 2,832	       2,741       3.3%
Provision for loan losses		 	   126    	   -        nm
Net interest income after provision for
  loan losses					 2,706 	       2,741      -1.3%
Noninterest income				   644	         553      16.5%
Noninterest expense		                 2,572	       2,620      -1.8%
Income before income taxes		           788	         674      15.4%
Income taxes		                           204	         167      22.2%
Net income					  $574	        $507      13.2%
Earnings per share
  Basic and diluted		                 $0.26	       $0.23      13.0%
Weighted average shares outstanding	     2,202,368	   2,234,488

nm~not meaningful

Quarterly Earnings Summary
Previous Eight Quarters:
dollars in thousands, except per
  share data
					Sep	  Jun	     Mar	 Dec
					2008	  2008	     2007        2007
Interest income	 	            	$4,283	  $4,196     $4,270      $4,441
Interest expense		         1,451	   1,433      1,526       1,718
Net interest income			 2,832     2,763      2,744       2,723
Provision for loan losses		   126        71        187         120
Net interest income after provision for
  loan losses		             	 2,706 	   2,692      2,557       2,603
Noninterest income		           644       517        592         602
Noninterest expense		         2,572     2,524      2,489       2,387
Income before income taxes		   778	     685        660         818
Income taxes		                   204	     171        169         215
Net income		                  $574      $514       $491        $603
Earnings per share
  Basic and diluted		         $0.26     $0.23      $0.22       $0.27
Cash dividends per share		 $0.16     $0.16      $0.16       $0.16
Weighted average shares outstanding  2,202,368 2,202,368  2,205,787   2,222,115

					Sep	    Jun	       Mar       Dec
	                       		2007	    2007       2007      2006
Interest income		                $4,497      $4,542     $4,352  	 $4,426
Interest expense		         1,756       1,784      1,710     1,699
Net interest income		         2,741       2,758      2,642     2,726
Provision for loan losses		     - 	         -         27  	    120
Net interest income after provision for
  loan losses		                 2,741       2,758      2,615     2,607
Noninterest income		           553	       424        411	    412
Noninterest expense		         2,620       2,821      2,672     2,843
Income before income taxes		   674	       361	  354	    176
Income taxes		                   167          47	   67	    -18
Net income		                  $507        $314	 $287      $194
Earnings per share
  Basic and diluted		         $0.23       $0.14      $0.13     $0.09
Cash dividends per share	         $0.16       $0.16      $0.16     $0.16
Weighted average shares outstanding  2,234,488   2,234,488  2,234,488 2,234,488